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                                                                     Exhibit 4.3

                           RECAPITALIZATION AGREEMENT

     This Recapitalization Agreement (together with the Exhibits hereto, the "AGREEMENT") is made as of the date of last signature hereto by and among Kanbay International, Inc., a Delaware corporation (the "COMPANY"), MSIT Holdings, Inc., a Delaware corporation ("MSIT"), Household Investment Funding, Inc., a Delaware corporation ("HOUSEHOLD", and together with MSIT, the "INVESTORS"), and those other stockholders (the "STOCKHOLDERS") and warrantholders ("WARRANTHOLDERS") of the Company executing this Agreement, which Investors, Stockholders or Warrantholders are parties to certain agreements, or are holders of stock of the Company, sufficient to take the actions set forth herein. All terms used but not defined in the body of this Agreement are defined in EXHIBIT A hereto.

     WHEREAS, the Company presently is preparing for an underwritten initial public offering of its Common Stock (as hereinafter defined), registered on a Form S-1 Registration Statement (File No. 333-113495) (together with all amendments and supplements thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "INITIAL PUBLIC OFFERING");

     WHEREAS, the Company currently has authorized: (i) 25,000,000 shares of Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON"); (ii) 5,000,000 shares of Class B Common Stock, par value $0.001 per share, none of which are currently outstanding; (iii) 402,857 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the "SERIES A-1 PREFERRED"), and
(iv) 3,298,333 shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share (the "SERIES A-2 PREFERRED" and, together with the Series A-1 Preferred, the "PREFERRED STOCK"), each with the terms set forth in the Current Certificate;

     WHEREAS, in anticipation of the Initial Public Offering, the holders of Preferred Stock desire to consent to the automatic conversion of all outstanding shares of Preferred Stock to Class A Common pursuant to the Current Certificate (the "CONVERSION"), to be effective on a date to be chosen by the Company's officers (the "RESTATEMENT DATE") which date shall be before the date upon which the Company, in the judgment of its officers, anticipates that the Registration Statement shall be declared effective by the Securities and Exchange Commission.

     WHEREAS, after the Conversion, the Company proposes to reclassify (the "RECAPITALIZATION") all of its outstanding shares of Class A Common to a newly-reclassified and redesignated class of common stock, par value $.001 per share (the "COMMON STOCK"), with such terms as are provided under the General Corporation Law of the State of Delaware (the "DGCL"), and to provide, among other things, that all of its outstanding warrants become exercisable for Common Stock;

     WHEREAS, the Company proposes to effect the Recapitalization by obtaining the consent of the Board of Directors, Investors and Stockholders to the amendment of the Current Certificate pursuant to Amendment No. 2 to the Current Certificate substantially in the form attached as EXHIBIT B hereto (the "RECAPITALIZATION AMENDMENT"), and by filing the Recapitalization Amendment with the Secretary of State of Delaware, to be effective on the Restatement Date;

     WHEREAS, the Company proposes further subsequently to file a Second Amended and Restated Certificate of Incorporation, substantially in the form attached as EXHIBIT C hereto (the "AMENDED AND RESTATED CERTIFICATE"), that amends and restates the Company's Current Certificate (as amended by the Recapitalization Amendment), also to be effective on the Restatement Date;

     WHEREAS, the Company also proposes to consummate a stock split of the Common Stock to occur immediately after the Conversion, and the filing of the Recapitalization Amendment and the Amended and Restated Certificate;

KANBAY INTERNATIONAL, INC.             -1-            RECAPITALIZATION AGREEMENT

     WHEREAS, the Company also proposes subsequently to amend and then further amend and restate its Current By-laws, to terminate the Stockholders' Agreement, and to amend and restate the Current Registration Rights Agreement, in preparation for the Initial Public Offering;

     WHEREAS, the signatories hereto are parties to, subject to, or enjoy the benefits of, certain corporate documents, agreements, securities, and instruments more particularly listed on EXHIBIT A hereto (collectively, the "RELATED AGREEMENTS"); and

     WHEREAS, by executing this Agreement, (i) the holders of Preferred Stock desire to consent to the conversion of the Preferred Stock to Class A Common;
(ii) the holders of capital stock wish to consent to and adopt the Recapitalization Amendment and Amended and Restated Certificate described herein, pursuant to Sections 228, 242 and 245 of the DGCL; (iii) the holders of capital stock and signatories to the Related Agreements wish to make such amendments to, or restate, as the case may be, certain of the Related Agreements (including, but not limited to, the Current By-Laws) as described herein, and
(iv) certain parties to the Related Agreements wish to provide consent pursuant to certain provisions of certain of the Related Agreements, as described herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, IT IS AGREED:

     1. CONVERSION. Household, Co-Invest and Gordon & Glickson LLC ("GORDON & GLICKSON"), constituting the holders of all of the outstanding Preferred Stock, hereby consent, pursuant to Article II, Section 14 of the Current By-Laws and Section 228 of the DGCL, to the Conversion, as provided for by Section 4.2(d)(xii) of the Current Certificate, effective as of the Restatement Date. The holders of Preferred Stock acknowledge and agree that all certificates representing shares of the Preferred Stock that are issued and outstanding immediately prior to the Restatement Date (the "ORIGINAL CERTIFICATES"), shall upon the consummation of the Conversion, Recapitalization, and any stock split, be deemed to represent only a right to receive a replacement certificate (each, a "REPLACEMENT CERTIFICATE") representing the applicable number of shares of the Common Stock to be received upon the Restatement Date by a holder as a result of the Conversion, Recapitalization and any stock split. The holders of Preferred Stock acknowledge and agree that upon issuance of Replacement Certificates, the Original Certificates shall be deemed cancelled without any further action on the part of the Company or the holders of the Company's capital stock.

     2.      RECAPITALIZATION.

             2.1. RECAPITALIZATION AMENDMENT. In order to accomplish the Recapitalization, the Investors and Stockholders (collectively constituting the holders of: (i) a majority of the Company's capital stock held by Investors;
(ii) greater than 50% of the outstanding shares of Class A Common; (iii) greater than 50% of the outstanding shares of Preferred Stock; (iv) greater than 50% of the outstanding shares of Series A-1 Preferred; (v) greater than 50% of the outstanding shares of Series A-2 Preferred; and (vi) a majority of all outstanding capital stock) consent, pursuant to Article II, Section 14 of the Current By-Laws and Sections 228 and 242 of the DGCL, to the adoption and filing of the Recapitalization Amendment, effective as of the Restatement Date, immediately after the Conversion.

             2.2 CHARTER AMENDMENT AND RESTATEMENT. The Investors and Stockholders consent, pursuant to Article II, Section 14 of the Current By-Laws and Sections 228, 242 and 245 of the DGCL, to the adoption and filing of the Amended and Restated Certificate, effective as of the Restatement Date, immediately after the filing of the Recapitalization Amendment.

KANBAY INTERNATIONAL, INC.             -2-            RECAPITALIZATION AGREEMENT

             2.3 AMENDMENT AND FURTHER AMENDMENT AND RESTATEMENT OF BY-LAWS. In connection with the Initial Public Offering, the Board of Directors has deemed it necessary to amend and restate the By-laws of the Company, substantially in the form attached hereto as EXHIBIT D (the "RESTATED BY-LAWS"), to be the by-laws of the Company effective as of the Restatement Date. Further, in connection with the Initial Public Offering, the Board of Directors is delegating new authority to the audit and compensation committees and because such delegation becomes effective before the Restated By-laws are effective, it is necessary to also amend the current By-laws of the Company to delete the authority therein delegated to such committees so that the new authority being delegated will not be in conflict with the Current By-Laws. The Investors and the Stockholders hereby consent, pursuant to Article II, Section 14 of the Current By-Laws and Section 228 of the DGCL, to the adoption of (i) Amendment No. 2 to the By-laws (deleting the authority granted to the audit and compensation committees of the Company), a copy of which amendment is attached hereto as EXHIBIT E, and (ii) the Restated By-laws.

             2.4. SPLIT. The parties acknowledge that, on the Restatement Date and immediately after the filing of the Amended and Restated Certificate pursuant to Section 1.2 of this Agreement, the Board of Directors (or a committee thereof) is likely to effect a stock split of each share of the Common Stock, in the form of a declaration of a stock dividend (the "STOCK SPLIT"), with a split ratio to be determined by the Board of Directors (or a committee thereof) in connection with the Initial Public Offering.

     3. CONSENT. The Investors hereby consent (pursuant to the Purchase Agreements and Section 4 of the Stockholders' Agreement), to the taking of all actions, the amendment of all agreements and other documents, and the filing of all documents, contemplated by this Agreement.

     4. ADDITIONAL AGREEMENTS. In addition to undertaking the actions and performing the agreements above set forth, the parties agree:

             4.1. STOCKHOLDERS' AGREEMENT. The Company, Investors and Stockholders (collectively constituting holders of: (i) greater than 50% of the outstanding shares of Class A Common; and (ii) greater than 50% of the outstanding shares of Preferred Stock), including MSIT, in its own capacity and as the "Morgan Stanley Stockholder" (as defined in the Stockholders' Agreement), and Household, agree that the Stockholders' Agreement shall automatically terminate and be of no further force and effect upon the consummation of the Initial Public Offering (the "IPO CLOSING DATE"). Notwithstanding the foregoing and with respect to any period occurring prior to the IPO Closing Date (at which time the Stockholders' Agreement terminates), the Stockholders, including those who are "Investors" (as defined in the Stockholders' Agreement) (being Household, MSIT and Gordon & Glickson), hereby waive any and all rights under Sections 2 and 3 of the Stockholders' Agreement (including, but not limited to any and all rights of participation under Section 3(a) of the Stockholders' Agreement and the Company's compliance with the notice provisions of those sections) that may arise with respect to the shares of Common Stock being issued in connection with the Stock Split, if any, and with respect to the shares of Common Stock being offered in the Initial Public Offering (including, but not limited to any shares of Common Stock being offered and sold by existing stockholders of the Company). Further, not in limitation of the remainder of this Section and with respect to any period occurring prior to the IPO Closing Date (at which time the Stockholders' Agreement terminates), MSIT hereby waives any and all rights to purchase shares of Common Stock being offered in the Initial Public Offering as provided in Section 3(b) of the Stockholders' Agreement.

             4.2. CO-INVEST REGISTRATION RIGHTS. EXHIBIT A to the Co-Invest Warrant provides Co-Invest with piggyback registration rights in accordance with the terms of the Current Registration Rights Agreement. Co-Invest exercised the Co-Invest Warrant on May 21, 2004. In connection with such

KANBAY INTERNATIONAL, INC.             -3-            RECAPITALIZATION AGREEMENT

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exercise, and in connection with the adoption (as provided in Section 4.3 below)
of the Second Amended and Restated Registration Rights Agreement, attached hereto as EXHIBIT F (the "RESTATED REGISTRATION RIGHTS AGREEMENT"), Co-Invest desires to become a party to the Restated Registration Rights Agreement. Co-Invest further agrees that upon becoming a party to the Restated Registration Rights Agreement (effective as of the IPO Closing Date), the rights provided in Exhibit A to the Co-Invest Warrant shall be superseded by the rights to be provided to Co-Invest pursuant to the Restated Registration Rights Agreement.

             4.3 REGISTRATION RIGHTS AGREEMENT. The Company, MSIT, Household and Gordon & Glickson (collectively constituting all of the parties to the Current Registration Rights Agreement) hereby agree that effective as of the IPO Closing Date, the Current Registration Rights Agreement is amended and restated as provided in the Restated Registration Rights Agreement, and each hereby adopts, accepts and approves the Restated Registration Rights Agreement to be effective as of the IPO Closing Date. The Company, MSIT, Household and Gordon & Glickson agree that Co-Invest shall become a party to, and Co-Invest hereby accepts, adopts, approves, and becomes a party to, the Restated Registration Rights Agreement, as provided in the Restated Registration Rights Agreement, effective as of the IPO Closing Date. MSIT, Household, Gordon & Glickson and Co-Invest additionally waive all rights that they have to cause the Company to register their shares in connection with the filing of the Registration Statement.

             4.4. HOUSEHOLD WARRANTS. Household agrees that, upon the Conversion, the filing of the Recapitalization Amendment and consummation of the Stock Split, if any, the Board of Directors shall be deemed to have made "lawful and adequate provision" for Household to receive Common Stock upon exercise of the First Household Warrant, pursuant to Section 4.4 of the First Household Warrant, and upon exercise of the Second Household Warrant, pursuant to Section
3.4 of such Second Household Warrant. Household hereby waives notice from the Company as required by Section 4.6 of the First Household Warrant and Section
3.6 of the Second Household Warrant with respect to the transactions contemplated by this Agreement, and agrees that this Agreement shall serve as adequate and proper notice of the Conversion, the Recapitalization, the Stock Split and the Initial Public Offering. Household agrees that the description of the Conversion, the Recapitalization and the Stock Split contained in the final prospectus filed as part of the Registration Statement shall be deemed to satisfy the requirements of Section 4.5 of the First Household Warrant and
Section 3.10 of the Second Household Warrant. Subject to Section 5 of this Agreement, Household further agrees that it shall, promptly following the IPO Closing Date, surrender the Household Warrants to the Company. Following such surrender, the Company shall issue to Household new warrants reflecting the Conversion, the Recapitalization and the Stock Split, if any.

             4.5. ANTI-DILUTION WARRANTS. The Investors agree that, upon filing of the Recapitalization Amendment and consummation of the Stock Split, if any, the Board of Directors shall be deemed to have made "lawful and adequate provision" for each such holder to receive Common Stock upon exercise of each Anti-Dilution Warrant, pursuant to Section 2.1 of each such Anti-Dilution Warrant. Each of the Investors further acknowledges and agrees that, by executing this Agreement, such party hereby waives notice from the Company as required by Section 3.7 and 6.5 of each Anti-Dilution Warrant with respect to the transactions contemplated by this Agreement, and agrees that this Agreement shall serve as notice of the Recapitalization, the Stock Split and the Initial Public Offering. The Investors acknowledge and agree that, upon consummation of the Initial Public Offering (as contemplated by the Anti-Dilution Warrants), the Anti-Dilution Warrants shall expire and be of no further force and effect.

     5. UNIFIED AGREEMENT. The parties intend that the provisions hereof constitute a unified agreement, and that although certain events shall occur on different dates or at different times, it is the intention of the parties that none of the transactions be given permanent effect unless the Initial Public

KANBAY INTERNATIONAL, INC.             -4-            RECAPITALIZATION AGREEMENT

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Offering shall have been consummated. Consequently, in the event that the
Initial Public Offering has not been consummated on or before the date that is ninety (90) days following the Restatement Date, then the parties (unless they otherwise unanimously agree) intend that this Agreement shall become null and void, and of no further force or effect (except that such nullification shall not limit any right of enforcement of, or for damages in connection with any breach of this Agreement on the part of any party). In the event that this Agreement shall terminate as herein specified and certain partial performances hereunder shall have been completed by the parties hereto (by way of example only, the Amended and Restated Certificate shall have been made effective but the Initial Public Offering is not consummated), the parties severally covenant and agree to take any and all action, including without limitation any and all necessary votes of stockholders, and to file any and all instruments and documents, including without implied limitation such amendments to or restatements of the then-current charter of the Company as on file with the Secretary of State of Delaware, as shall be necessary, appropriate or, upon the reasonable request of any party hereto, desirable in order to restore all parties to their respective rights and obligations immediately prior to the effectiveness of the Conversion, the Recapitalization and the Stock Split. Without implied limitation, such actions may include the re-establishment of the capital structure of the Company as in effect prior to the Conversion, the Recapitalization, and the Stock Split. At any time prior to the effectiveness of the Recapitalization Amendment or the Amended and Restated Certificate, the Board of Directors may abandon the Recapitalization Amendment or the Amended and Restated Certificate without further action by the stockholders of the Company.

     6.      MISCELLANEOUS.

             6.1. BINDING AGREEMENT. This Agreement shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives.

             6.2. APPLICABLE LAW. This Agreement shall be subject to the laws of the State of Delaware without regard to principles of conflict of law.

             6.3. FURTHER ACTION. The parties agree from time to time upon reasonable request of the Company to restate such of the Related Agreements as shall survive the execution and performance hereof, so as to include requisite cross-references and so as to eliminate references to terminated or superseded agreements and instruments, and further to take such other action as may be reasonably requested by any party hereto further to evidence the provisions hereof.

             6.4. HEADINGS AND CAPTIONS. Headings and captions are included herein for convenience, do not form a part of this Agreement, and are not admissible as to construction.

             6.5. ENTIRE AGREEMENT. This instrument is the entire expression of the agreement of the parties with respect to its subject matter, and supersedes all prior understandings, agreements or representations in such regard.

             6.6. SPECIFIC ENFORCEMENT. The parties acknowledge the unique nature of the provisions hereof, and agree that damages in event of breach would be both difficult to calculate and an inadequate remedy. Consequently, in the event of breach, and in addition to recovering any provable damages and reimbursement of any legal fees, the injured party shall be entitled to equitable relief, including specific performance.

             6.7. NO THIRD PARTY RIGHTS. No person or entity not signatory shall have any rights as a third party beneficiary under this Agreement, or to enforce the provisions hereof on behalf of any signatory hereto.

KANBAY INTERNATIONAL, INC.             -5-            RECAPITALIZATION AGREEMENT

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             6.8.    STOCKHOLDER ACTION. The Stockholders of the Company
executing this Agreement acknowledge and agree that this Agreement shall constitute a written consent of the stockholders pursuant to Article II, Section 14 of the Current By-Laws and Section 228 of the DGCL. This Agreement shall be delivered to the Company for inclusion in the Company's books of record, and prompt notice of the actions taken hereby shall be delivered to the stockholders who, if the actions set forth herein were taken at a meeting occurring on the date of last signature hereto, would have been entitled to notice of such meeting.

    [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK. SIGNATURE PAGES
                                    FOLLOW.]

KANBAY INTERNATIONAL, INC.             -6-            RECAPITALIZATION AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization
Agreement as of the date indicated below.


KANBAY INTERNATIONAL, INC.

By:     /s/ Raymond J. Spencer
       -----------------------------------------
Name:   Raymond J. Spencer
Title:  Chief Executive Officer
Date:   6/8/04
       -----------------------------------------

       /s/ Raymond J. Spencer
------------------------------------------------
Raymond J. Spencer, individually
Date:  6/8/04
       ----------------------------------


KANBAY INTERNATIONAL, INC.       Signature Page       RECAPITALIZATION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement as of the date indicated below.


The Co-Investment 2000 Fund, L.P.

        /s/ Co-Invest Management, L.P. ITS GENERAL PARTNER
        /s/ Co-Invest Capital Partners, Inc., ITS GENERAL PARTNER
By:     /s/ Richard M. Fox
        -----------------------------------------
Name:   Richard M. Fox
        -----------------------------------------
Title:  Richard M. Fox, Executive Vice President
        -----------------------------------------
Date:   June 8, 2004
        -----------------------------------------


Cross Atlantic Technology Fund II, LP

        /s/ XATF Management II, L.P., ITS GENERAL PARTNER
        /s/ Cross Atlantic Capital Partners II, Inc., ITS GENERAL PARTNER
By:     /s/ Richard M. Fox
        -----------------------------------------
Title:  Richard M. Fox, Executive Vice President
        -----------------------------------------
Date:   June 8, 2004
        -----------------------------------------


KANBAY INTERNATIONAL, INC.       Signature Page       RECAPITALIZATION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement as of the date indicated below.


Gordon & Glickson LLC


By:      /s/ Scott L. Glickson
        ---------------------------------------
Name:    Scott L. Glickson
        ---------------------------------------
Title:   Member
        ---------------------------------------
Date:    6/7/04
        ---------------------------------------


KANBAY INTERNATIONAL, INC.       Signature Page       RECAPITALIZATION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement as of the date indicated below.


Household Investment Funding, Inc.


By:      /s/ Patrick D. Schwartz
        ---------------------------------------
Name:    Patrick D. Schwartz
        ---------------------------------------
Title:   Vice President and Secretary
        ---------------------------------------
Date:    6/10/04
        ---------------------------------------


KANBAY INTERNATIONAL, INC.       Signature Page       RECAPITALIZATION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement as of the date indicated below.


Kanbay Acquisition, L.L.C.
By: Kanbay Capital, L.L.C., its Manager


By:      /s/ B. Douglas Morriss
        ----------------------------------------------
Name:    B. Douglas Morriss
        ----------------------------------------------
Title:   Manager
        ----------------------------------------------
Date:    6/8/04
        ----------------------------------------------


Kanbay Investment, L.L.C.
By: B. Douglas Morriss Irrevocable Trust, its Manager


By:      /s/ B. Douglas Morriss
        ----------------------------------------------
Name:    B. Douglas Morriss
        ----------------------------------------------
Title:   Trustee
        ----------------------------------------------
Date     6/8/04
        ----------------------------------------------


KANBAY INTERNATIONAL, INC.       Signature Page       RECAPITALIZATION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement as of the date indicated below.


MSIT Holdings, Inc.


By:      /s/ Jonathan Teplitz
        ---------------------------------------
Name:    Jonathan Teplitz
        ---------------------------------------
Title:   President
        ---------------------------------------
Date:    6/9/04
        ---------------------------------------


KANBAY INTERNATIONAL, INC.       Signature Page       RECAPITALIZATION AGREEMENT

                                    EXHIBIT A
                               RELATED AGREEMENTS

1. Amended and Restated Certificate of Incorporation of the Company filed on August 31, 2000 with the Secretary of State of Delaware, as amended by Amendment No. 1 thereto, filed on December 22, 2003 (the "CURRENT CERTIFICATE");

2.  By-Laws of the Company, as amended (the "CURRENT BY-LAWS");

3. Second Amended and Restated Stockholders' Agreement dated as of August 24, 2000, as amended among the Company and each of the stockholders of the Company (the "STOCKHOLDERS' AGREEMENT");

4. Amended and Restated Registration Rights Agreement, dated as of September 14, 2000 among the Company, Safeguard 98 Capital, L.P., MSIT, Household, and the Other Investors (the "CURRENT REGISTRATION RIGHTS AGREEMENT");

5. Subscription Agreement, dated as of August 30, 2000 between the Company and MSIT (the "MS SUBSCRIPTION AGREEMENT");

6. Stock Purchase Agreement, dated as of August 30, 2000 between the Company, Morgan Stanley International, Inc., Mark Innes Williams and Steven John Bramwell (the "STOCK PURCHASE AGREEMENT");

7. Subscription Agreement, dated as of September 14, 2000 between the Company and Household (the "HOUSEHOLD SUBSCRIPTION AGREEMENT" and, together with the MS Subscription Agreement and the Stock Purchase Agreement, the "PURCHASE AGREEMENTS");

8. Warrant to Purchase Common Stock No. CA-002 dated as of September 14, 2000 in favor of Household providing for the purchase of up to 200,000 shares of Class A Common (the "FIRST HOUSEHOLD WARRANT");

9. Class A Common Stock Purchase Warrant dated as of September 4, 2003 in favor of Household providing for the purchase of up to 120,000 shares of Class A Common (the "SECOND HOUSEHOLD WARRANT" and, together with the First Household Warrant, the "HOUSEHOLD WARRANTS");

10. Warrant to Purchase Preferred Stock dated as of September 14, 2000 in favor of The Co-Investment 2000 Fund, L.P. ("CO-INVEST") providing for the purchase of up to 33,605 shares of Series A-1 Preferred (the "CO-INVEST WARRANT");

11. Warrant No. AD-1/Replacement to Purchase Warrant Stock and a New Warrant dated as of August 31, 2000 in favor of MSIT (the "FIRST MSIT ANTI-DILUTION WARRANT");

12. Warrant No. AD-2/Replacement to Purchase Warrant Stock and a New Warrant dated as of September 14, 2000 in favor of Household (the "HOUSEHOLD ANTI-DILUTION WARRANT");

13. Warrant No. AD-4 to Purchase Warrant Stock and a New Warrant dated as of January 20, 2004, in favor of MSIT (the "SECOND MSIT ANTI-DILUTION WARRANT" and, together with the First MSIT Anti-Dilution Warrant and the Household Anti-Dilution Warrant, the "ANTI-DILUTION WARRANTS").


KANBAY INTERNATIONAL, INC.          Exhibit A         RECAPITALIZATION AGREEMENT

                                    EXHIBIT B
                           RECAPITALIZATION AMENDMENT


KANBAY INTERNATIONAL, INC.          Exhibit B         RECAPITALIZATION AGREEMENT

                                    EXHIBIT C
                        AMENDED AND RESTATED CERTIFICATE


KANBAY INTERNATIONAL, INC.          Exhibit C         RECAPITALIZATION AGREEMENT

                                    EXHIBIT D
                                RESTATED BY-LAWS


KANBAY INTERNATIONAL, INC.          Exhibit D         RECAPITALIZATION AGREEMENT

                                    EXHIBIT E
                         AMENDMENT NO. 2 TO THE BY-LAWS


KANBAY INTERNATIONAL, INC.          Exhibit E         RECAPITALIZATION AGREEMENT

                                    EXHIBIT F
            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


KANBAY INTERNATIONAL, INC.          Exhibit F         RECAPITALIZATION AGREEMENT